                                                                    Exhibit 99.1

[LOGO APPEARS HERE]

FOR IMMEDIATE RELEASE                    Contact:  Paul K. Suijk
                                                   Senior Vice President and CFO
                                                   (804) 287-5694

          CADMUS COMMUNICATIONS REPORTS IMPROVED THIRD QUARTER RESULTS
                             ----------------------
   CONTINUED PROGRESS IN DIFFERENTIATION STRATEGY DRIVES IMPROVED PERFORMANCE

RICHMOND, VA (April 24, 2003) -- Cadmus Communications Corporation (Nasdaq/NM:
CDMS) today announced net sales of $113.4 million for the third quarter of its fiscal year 2003, an increase of 1% from $112.7 million in last year's third quarter. Operating income was $7.5 million (6.6% of net sales), both income from continuing operations/1/ and net income were $2.2 million, or $0.24 per share for the third quarter of fiscal 2003, compared with operating income of $7.4 million (6.5% of net sales), income from continuing operations of $1.5 million, and net income of $0.3 million, or $0.04 per share, in the third quarter of fiscal 2002.

Adjusted as described below,/2/ operating income for the third quarter of fiscal 2003 was $8.6 million, a slight increase over the prior year period and income from continuing operations1 was $2.9 million, or $0.32 per share, an increase from $2.7 million, or $0.30 per share in last year's third quarter.

Highlights for the third quarter were as follows:

     o Net sales increased 1% compared to last year's third quarter as continued growth in scientific, technical and medical ("STM") services offset continued softness in the special interest magazine market;
     o Operating income, adjusted as described below, increased to $8.6 million compared to $8.5 million last year and $8.3 million in the second quarter;
     o Operating margins were 7.6% of net sales, flat with last year, but increased from 7.3% in the second quarter;
     o Interest expense (combined with securitization costs) decreased by 6% compared to last year's third quarter;
     o EBITDA margin declined to 11.7% from 12.3% last year but increased compared to 11.5% in the second quarter;
     o Total debt (including securitization) decreased by $9.0 million during the quarter, due to cash flow from operations, progress on new working capital initiatives and the sale of an idle facility.

Bruce V. Thomas, president and chief executive officer, remarked, "We are pleased with our third quarter performance, in which we continued to deliver improved performance both sequentially and year over year. Several of our competitors recently have issued releases warning of the difficult market conditions

--------
/1/ For the 3rd quarter of fiscal 2003 there were no discontinued operations. For the 3rd quarter of fiscal 2002, there was a $1.2 million loss from discontinued operations.

/2/ Refer to the portion of this release entitled "Use of GAAP and Non-GAAP Measures" for a complete description of the Company's use of non-GAAP measures and the rationale for their inclusion in this release.

in which they are operating. Those conditions do in fact exist in the more commodized segments of the industry. However, when we embarked on our differentiation strategy nearly three years ago, we believed that our strategy would allow us to show better growth and profitability even in difficult market conditions. The results of successful implementation of that strategy are beginning to show. Particularly in our most differentiated divisions, the content-oriented STM services and specialty packaging divisions, we have seen consistent top-line growth and improved return on capital. These positive trends, combined with early indications of similar differentiation in our other businesses, are encouraging."

Thomas further stated, "In addition to our continued positive trends in net sales and operating margins, we also generated strong cash flow in the third quarter. We achieved our internal debt reduction target of $6 million through cash flow from operations and new working capital initiatives that produced reductions in both receivables and inventories from December 2002. In addition, we paid down another $3 million in debt with the proceeds from the sale of a facility that had been idled in the special interest magazine division. We achieved this debt reduction while making over $3.3 million in capital investments and also making a $1 million cash contribution to our pension plan. For the year, debt has been reduced by $14.8 million. This management team remains committed to, and is actively working to achieve, working capital improvement and continued debt reduction as we go forward."

Third Quarter Operating Results Review

Net sales for the fiscal third quarter totaled $113.4 million compared with $112.7 million last year, an increase of 1%. Publisher Services Group sales overall were $98.0 million, flat with $98.2 million last year, as growth in STM services from existing accounts and from new business wins offset continued softness in advertising and pricing pressures in the special interest magazine market. Specialty Packaging segment sales were $15.5 million, an increase of 7% from $14.5 million, as this division continued to generate new business wins, primarily in the healthcare market.

Operating income, adjusted as described below, was $8.6 million or 7.6% of net sales in the third quarter, compared to $8.5 million or 7.6% of net sales last year. Cash flow from operations and the sale of an idle facility was used to reduce total debt (including $26.2 million related to securitization) by $9.0 million for the quarter. Income from continuing operations, adjusted as described below, for the third quarter totaled $2.9 million or $0.32 per share, compared with $2.7 million or $0.30 per share last year.

Net sales for the first nine months of fiscal 2003 totaled $332.6 million compared with $338.3 million last year, a decline of 2%. Publisher Services Group sales were $289.3 million, down 3% from $299.1 million, primarily because of continued softness in advertising and volume and pricing pressures. Specialty Packaging segment sales were $43.3 million, an increase of 11% from $39.2 million. For the nine months ended March 31, 2003, operating income, adjusted as described below, was $24.1 million or 7.2% of net sales, compared to $23.6 million or 7.0% of net sales last year. Income from continuing operations for the first nine months, adjusted as described below, totaled $7.6 million or $0.84 per share, compared with $7.0 million or $0.78 per share last year./3/ Cash flow from operations and the sale of an idle facility was used to reduce total debt (including securitization) by $14.8 million during the first nine months of fiscal 2003.

As previously announced, the Company implemented a restructuring program to close its special interest magazine facility in East Stroudsburg, PA, close the reprint department at Easton, PA, and relocate certain manufacturing equipment to other facilities to rationalize capacity and improve utilization. While the majority of these actions were completed in the second quarter, activities continued in this quarter as well. In connection with these activities, the Company recorded a pre-tax charge of $1.1 million, consisting of $0.3 million in asset impairment charges and $0.8 million in exit and disposal activities. Of the total charge this quarter, $0.3 million represented non-cash expenses. For the first nine months of this fiscal year, the Company has recorded pre-tax charges totaling $10.1 million, consisting of $7.1 million

--------
/3/ On a GAAP basis, income from continuing operations for the first nine months of fiscal 2003 was $1.0 million, or $0.11 per share, compared with $3.4 million, or $0.38 per share last year.

in asset impairment charges and $3.0 million in exit and disposal activities. Of the total charge this year, $7.1 million represented non-cash expenses.

Use of GAAP and Non-GAAP Measures

In addition to results presented in accordance with generally accepted accounting principles ("GAAP"), the Company has included in this release the following non-GAAP financial measures: (1) "operating income" adjusted to exclude restructuring and other charges of $1.1 million and $10.1 million for the three and nine month periods ended March 31, 2003, respectively, and adjusted to add amortization expense of $1.2 million and $3.6 million for the three and nine month periods ended March 31, 2002, (2) "income from continuing operations before income taxes" adjusted in the same manner and for the same items as operating income, (3) "earnings per share" adjusted to exclude the restructuring and other charges in the same manner as operating income for the three and nine month periods ended March 31, 2003, and to exclude the impact of the $56.3 million cumulative effect of a change in accounting principle for the nine months ended March 31, 2003, which was recorded upon the Company's adoption of SFAS No. 142; for fiscal 2002, earnings per share was adjusted by adding the impact of the amortization expense described in operating income above and excluding the impact of the loss from discontinued operations of $1.2 million for both the three and nine months ended March 31, 2002, and (4) "EBITDA" and "EBITDA margin" as a percent of net sales with EBITDA being defined by the Company as earnings before interest, taxes, depreciation, amortization and securitization costs. The Company also excludes the cumulative effect of a change in accounting principle, discontinued operations, and the impact of restructuring and other charges from the computation of EBITDA. For each non-GAAP financial measure, the Company has presented the most directly comparable GAAP financial measure and has reconciled the non-GAAP financial measure with such most directly comparable GAAP financial measure (see Selected Financial Information and Reconciliation of GAAP to Non-GAAP Measures Table, attached).

These non-GAAP financial measures provide useful information to investors to assist in understanding the underlying operational performance of the Company. Specifically, (1) the exclusion of restructuring and other charges permits comparisons of results for on-going business facilities under the current operating structure; (2) the exclusion of amortization expense in fiscal 2002 provides consistent comparisons as amortization expense is not recorded in fiscal 2003 upon adoption of SFAS No. 142 and year-over-year comparisons would be positively inflated without the adjustment, (3) the exclusion of the cumulative effect of a change in accounting principle permits comparisons without the impact of financial results driven solely by the adoption of new accounting pronouncements, (4) the exclusion of the impact of discontinued operations permits comparisons for continuing business operations; and (5) EBITDA and EBITDA margin as a percent of net sales are useful measures of performance which mitigate distortionary accounting and financing effects on earnings, making comparisons between companies' earnings power more meaningful and providing consistent quarter over quarter comparisons of the Company's performance. In addition, the Company uses these non-GAAP financial measures internally to measure its on-going business performance and in reports to bankers to permit monitoring of the Company's ability to repay outstanding liabilities.

                    ----------------------------------------

Cadmus Communications Corporation provides end-to-end, integrated graphic communications services to professional publishers, not-for-profit societies and corporations. Cadmus is the world's largest provider of content management and production services to scientific, technical and medical journal publishers, the fifth largest periodicals printer in North America, and a leading provider of specialty packaging and promotional printing services. Additional information about Cadmus is available at www.cadmus.com.


Statements contained in this release relating to Cadmus' future prospects and performance are "forward-looking statements" that are subject to risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those expressed or implied by such statements. Factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations may include factors that are beyond Cadmus' ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Other potential risks and uncertainties include but are not limited to: (1) the overall economic environment in North America, (2) the equity market performance and interest rate environment, which can impact our pension liability, (3) our ability to develop and market new capabilities and services to take advantage of technology changes in the publishing process, especially for scientific, technical and medical journals, (4) significant price pressure in the markets in which we compete, (5) the loss of significant customers or the decrease in demand from customers, (6) our ability to continue to obtain improved efficiencies and lower production costs, (7) the financial condition and ability to pay of certain customers, (8) the impact of industry consolidation among key customers, (9) our ability to successfully complete certain consolidation initiatives and effect other restructuring actions, and (10) our ability to operate profitably and effectively with high levels of indebtedness. Other risk factors are detailed from time to time in our Securities and Exchange Commission filings. The information provided in this release is provided only as of the date of this release, and we undertake no obligation to update any forward-looking statements made herein.

                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                      (In thousands, except per share data)
                                   (Unaudited)

                                                             Three Months Ended         Nine Months Ended
                                                                  March 31,                  March 31,
                                                             -------------------       -------------------
                                                               2003       2002           2003       2002
                                                             --------   --------       --------   --------
   Net sales                                                 $113,437   $112,656       $332,558   $338,259

   Operating expenses:
       Cost of sales                                           91,313     91,989        269,229    277,712
       Selling and administrative expenses                     13,536     12,130         39,245     36,936
       Amortization expense                                         -      1,174              -      3,551
       Restructuring and other charges                          1,130          -         10,051          -
                                                             --------   --------       --------   --------
                                                              105,979    105,293        318,525    318,199
                                                             --------   --------       --------   --------

   Operating income                                             7,458      7,363         14,033     20,060

       Interest and other expenses:
       Interest                                                 3,617      3,773         11,072     12,107
       Securitization costs                                       131        220            495        911
       Other, net                                                 133         72            264        230
                                                             --------   --------       --------   --------
                                                                3,881      4,065         11,831     13,248
                                                             --------   --------       --------   --------
   Income from continuing operations
    before income taxes                                         3,577      3,298          2,202      6,812

   Income tax expense                                           1,405      1,750          1,239      3,372
                                                             --------   --------       --------   --------
   Income from continuing operations                            2,172      1,548            963      3,440

   (Loss) from discontinued operations                              -     (1,205)             -     (1,236)

   Cumulative effect of a change in accounting
    principle                                                       -          -        (56,301)         -
                                                             --------   --------       --------   --------

   Net income (loss)                                         $  2,172   $    343       $(55,338)  $  2,204
                                                             ========   ========       ========   ========

   Earnings per share - diluted:
       Income from continuing operations                     $   0.24   $   0.17       $   0.11   $   0.38
       (Loss) from discontinued operations                          -      (0.13)             -      (0.14)
       Cumulative effect of a change in accounting
        principle                                                   -          -          (6.24)         -
                                                             --------   --------       --------   --------

   Net income (loss)                                         $   0.24   $   0.04       $  (6.13)  $   0.24
                                                             ========   ========       ========   ========
   Weighted-average common shares
    outstanding                                                 9,034      9,053          9,024      9,019
                                                             ========   ========       ========   ========

   Cash dividends per common share                           $   0.05   $   0.05       $   0.15   $   0.15
                                                             ========   ========       ========   ========

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                               March 31,
                                                                  2003           June 30,
                                                              (Unaudited)          2002
                                                              -----------      -----------
Assets:
     Cash and cash equivalents                                  $  1,815         $  1,196
     Accounts receivable, net                                     36,191           34,845
     Inventories                                                  21,155           19,545
     Other current assets                                          7,149            8,444
     Property plant and equipment, net                           106,923          119,989
     Other assets, net                                           127,925          185,576
                                                               ---------         --------
 Total assets                                                   $301,158         $369,595
                                                                ========         ========
 Liabilities and shareholders' equity:
     Accounts payable                                           $ 35,311         $ 38,322
     Accrued expenses and other current liabilities               28,985           24,966
     Current maturities of long-term debt                         13,800               --
     Restructuring reserve                                         1,433            1,127
                                                                --------         --------
        Total current liabilities                                 79,529           64,415
                                                                --------         --------

     Total debt (net of securitization):
          Senior bank debt (matures 3/31/04)                      13,800           25,300
          Senior subordinated notes (matures 6/1/09)             125,000          125,000
          Subordinated promissory notes (matures 3/31/10)          6,415            6,415
          Fair value of interest rate swap                         2,444              531
                                                                --------         --------
          Total debt (net of securitization)                     147,659          157,246
          Less current maturities of long-term debt              (13,800)              --
                                                                --------         --------
       Total long-term debt                                      133,859          157,246
                                                                --------         --------

     Other long-term liabilities                                  32,847           36,420
     Shareholders' equity                                         54,923          111,514
                                                                --------         --------

 Total liabilities and shareholders' equity                     $301,158         $369,595
                                                                ========         ========

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                               SEGMENT INFORMATION
                            (in thousands, unaudited)

                                                Three Months Ended           Nine Months Ended
                                                     March 31                     March 31
                                               ----------------------       ----------------------
                                                 2003          2002            2003         2002
                                               ---------    ---------       ---------    ---------
Net sales:
  Publisher Services                           $ 97,955     $ 98,203        $289,275     $299,097
  Specialty Packaging                            15,482       14,453          43,283       39,162
                                               ---------    ---------       ---------    ---------
    Total net sales                            $113,437     $112,656        $332,558     $338,259
                                               =========    =========       =========    =========

Operating income:
  Publisher Services                           $ 10,742     $  9,365        $ 30,792     $ 29,298
  Specialty Packaging                               782        1,021           1,466        1,284
  Unallocated/other                              (2,649)      (1,835)         (7,836)      (6,545)
  Amortization of goodwill                           --       (1,174)             --       (3,551)
  (Loss) on sale of fixed assets                   (287)         (14)           (338)        (426)
  Restructuring and other charges                (1,130)          --         (10,051)          --
                                               ---------    ---------       ---------    ---------
    Total operating income                     $  7,458     $  7,363        $ 14,033     $ 20,060
                                               =========    =========       =========    =========


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                         SELECTED FINANCIAL INFORMATION
                 AND RECONCILIATION OF GAAP TO NON-GAAP MEASURES
               (In thousands, except per share data and percents)
                                   (Unaudited)

                                                                  Three Months Ended              Nine Months Ended
                                                                      March 31,                       March 31,
                                                            ---------------------------       -------------------------
                                                                2003           2002              2003           2002
                                                            -----------    ------------       ----------    -----------

Capital expenditures                                          $  3,332        $ 4,106          $  9,559        $ 8,776

Operating income, as reported                                 $  7,458        $ 7,363          $ 14,033        $20,060
Amortization expense                                                 -          1,174                 -          3,551
Restructuring and other charges/(A)/                             1,130              -            10,051              -
                                                             ----------       --------         ---------      ---------
Operating income, as adjusted                                 $  8,588        $ 8,537          $ 24,084        $23,611
                                                             ==========       ========         =========      =========

Income from continuing operations, as
 reported                                                     $  2,172        $ 1,548          $    963        $ 3,440
Income tax expense                                               1,405          1,750             1,239          3,372
                                                             ----------       --------         ---------      ---------
Income from continuing operations before
 income taxes, as reported                                       3,577          3,298             2,202          6,812
Amortization expense                                                 -          1,174                 -          3,551
Restructuring and other charges/(A)/                             1,130              -            10,051              -
                                                             ----------       --------         ---------      ---------
Income from continuing operations before income
 taxes, as adjusted                                              4,707          4,472            12,253         10,363
Income taxes                                                     1,789          1,750             4,657          3,372
                                                             ----------       --------         ---------      ---------
Income from continuing operations, as adjusted                $  2,918        $ 2,722          $  7,596        $ 6,991
                                                             ==========       ========         =========      =========

Earnings per share, assuming dilution:
Net income (loss), as reported                                $   0.24        $  0.04          $  (6.13)       $  0.24
Cumulative effect of a change in accounting
 principle                                                           -              -              6.24              -
Discontinued operations                                              -           0.13                             0.14
Amortization expense                                                 -           0.13                 -           0.40
Restructuring and other charges/(A)/                              0.08              -              0.73
                                                             ----------       --------         ---------      ---------
Earnings per share, assuming dilution, as adjusted            $   0.32        $  0.30          $   0.84        $  0.78
                                                             ==========       ========         =========      =========

Net income (loss), as reported                                $  2,172        $   343          $(55,338)       $ 2,204
Cumulative effect of a change in accounting
 principle                                                           -              -            56,301              -
Discontinued operations                                              -          1,205                 -          1,236
Income taxes                                                     1,405          1,750             1,239          3,372
Interest                                                         3,617          3,773            11,072         12,107
Securitization costs                                               131            220               495            911
Depreciation                                                     4,793          5,338            14,527         15,472
Amortization expense                                                 -          1,174                 -          3,551
Restructuring and other charges/(A)/                             1,130              -            10,051              -
                                                             ----------       --------         ---------      ---------
EBITDA                                                        $ 13,248        $13,803          $ 38,347        $38,853
                                                             ==========       ========         =========      =========
EBITDA margin                                                     11.7%          12.3%             11.5%          11.5%



/(A)/ Restructuring charges were $0.7 million, net of tax, and $6.6 million, net of tax, for the three and nine months ended March 31, 2003, respectively.